Exhibit 99.1

[LETTER HEAD OF ASTORIA FINANCIAL CORPORATION]

                              Contact:  Peter J. Cunningham
                                        First Vice President, Investor Relations
                                        516-327-7877
                                        ir@astoriafederal.com

FOR IMMEDIATE RELEASE

            ASTORIA FINANCIAL CORPORATION TO ANNOUNCE FOURTH QUARTER
                  AND FULL YEAR EARNINGS & HOST CONFERENCE CALL

Lake Success, New York, January 4, 2005 -- Astoria Financial Corporation (NYSE:
AF), announced that it expects to report fourth quarter and full year earnings on Thursday, January 20, 2005 at approximately 8:00 a.m. Eastern Time (ET). A copy of the news release will be immediately available on its web site, www.astoriafederal.com.

        The Company also announced that George L. Engelke, Jr., Chairman, President & CEO of Astoria will host an earnings conference call on Thursday afternoon at 3:30 p.m. (ET), January 20, 2005.

        Toll-free dial-in:              (800) 406-5345
        International dial-in:          (913) 981-5571

        A simultaneous webcast of the conference call will also be available on the Company's web site at www.astoriafederal.com and will be archived for one year.

        A telephone replay will be available on Thursday, January 20, 2005 from 7 p.m. (ET) through Friday, January 28, 2005, 11:59 p.m.

        Replay # (Domestic):           (888) 203-1112 - Passcode:  184370
        Replay # (International)       (719) 457-0820 - Passcode:  184370

        Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $22.8 billion is the fifth largest thrift institution in the United States. Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $12.2 billion and embraces its philosophy of Putting people first by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network in twenty-four states, primarily the East Coast, and through correspondent relationships in forty-four states.

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